                                                                     EXHIBIT 4.2

================================================================================

                      SEQUOIA MORTGAGE FUNDING CORPORATION,
                                   Depositor,

                               RWT HOLDINGS, INC.,
                                     Seller,

                 MORGAN STANLEY DEAN WITTER CREDIT CORPORATION,
                                    Servicer

                           SEQUOIA HELOC TRUST 2004-1,
                                     Issuer,

                                       and

                             WELLS FARGO BANK, N.A.,
                                Indenture Trustee

                             -----------------------

                          SALE AND SERVICING AGREEMENT

                            Dated as of June 1, 2004

                             ----------------------

                        Variable Rate Asset-Backed Notes

                                  Series 2004-1

================================================================================

                                TABLE OF CONTENTS

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                                                                                                                     Page
                                                                                                                     ----
ARTICLE I DEFINITIONS............................................................................................      1
       Section 1.01.      Definitions............................................................................      1
       Section 1.02.      Other Definitional Provisions..........................................................      1
       Section 1.03.      Interest Calculations..................................................................      2

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF NOTES; TAX TREATMENT...............................      2
       Section 2.01.      Conveyance of Mortgage Loans; Retention of Obligation to Fund Advances Under
                          Credit Line Agreements.................................................................      2
       Section 2.02.      Further Encumbrance of Trust Property..................................................      5
       Section 2.03.      Acknowledgement of Receipt; Certain Substitution of Mortgage Loans.....................      6
       Section 2.04.      Representations and Warranties Regarding the Seller and the Depositor..................      7
       Section 2.05.      Representations and Warranties of the Seller Regarding the Mortgage Loans;
                          Removal of Certain Mortgage Loans......................................................      9
       Section 2.06.      Covenants of the Depositor.............................................................     11
       Section 2.07.      Removal of Mortgage Loans at Election of Issuer........................................     12
       Section 2.08.      Execution and Authentication of Notes..................................................     13
       Section 2.09.      Tax Treatment..........................................................................     13

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.......................................................     14
       Section 3.01.      The Servicer...........................................................................     14
       Section 3.02.      Indenture Trustee to Cooperate.........................................................     14
       Section 3.03.      [Reserved.]............................................................................     15
       Section 3.04.      Reports to the SEC.....................................................................     15
       Section 3.05.      Tax Returns............................................................................     16
       Section 3.06.      [Reserved].............................................................................     16
       Section 3.07.      Matters Relating to MERS Loans.........................................................     16
       Section 3.08.      Additional Balance Payments; Class L Certificates......................................     17

ARTICLE IV [RESERVED]............................................................................................     18

ARTICLE V THE SERVICER AND THE DEPOSITOR.........................................................................     18
       Section 5.01.      Liability of the Servicer and the Depositor............................................     18
       Section 5.02.      Merger or Consolidation of, or Assumption of the Obligations of, the Servicer
                          or the Depositor.......................................................................     18
       Section 5.03.      Limitation on Liability of the Servicer and Others.....................................     18
       Section 5.04.      [Reserved].............................................................................     19
       Section 5.05.      Indemnification by the Depositor and the Seller........................................     19
       Section 5.06.      Limitation on Liability of the Depositor...............................................     19

ARTICLE VI SERVICING TERMINATION.................................................................................     20
       Section 6.01.      Events of Servicing Termination........................................................     20
       Section 6.02.      Indenture Trustee to Act; Appointment of Successor.....................................     20
       Section 6.03.      Notification to Noteholders and Residual Certificateholders............................     21

ARTICLE VII TERMINATION..........................................................................................     21
       Section 7.01.      Termination; Redemption of Notes.......................................................     21

ARTICLE VIII ADMINISTRATIVE DUTIES OF THE DEPOSITOR AND THE SERVICER.............................................     23
       Section 8.01.      Administrative Duties..................................................................     23
       Section 8.02.      Records................................................................................     25
       Section 8.03.      Additional Information to be Furnished to the Issuer...................................     25

ARTICLE IX MISCELLANEOUS PROVISIONS..............................................................................     25
       Section 9.01.      Amendment..............................................................................     25
       Section 9.02.      Recordation of Agreement...............................................................     27
       Section 9.03.      Limitation on Rights of Noteholders....................................................     27
       Section 9.04.      Governing Law..........................................................................     28
       Section 9.05.      Notices................................................................................     28
       Section 9.06.      Severability of Provisions.............................................................     28
       Section 9.07.      Assignment.............................................................................     28
       Section 9.08.      Third-Party Beneficiaries..............................................................     29
       Section 9.09.      Counterparts...........................................................................     29
       Section 9.10.      Effect of Headings and Table of Contents...............................................     29
       Section 9.11.      Insurance Agreement....................................................................     29
       Section 9.12.      Nonpetition Covenant...................................................................     29
       Section 9.13.      Limitation of Liability of Wilmington Trust Company....................................     29

EXHIBITS

EXHIBIT A:           MORTGAGE LOAN SCHEDULE.....................................................................     A-1

                  SALE AND SERVICING AGREEMENT, dated as of June 1, 2004, (the "Agreement") among SEQUOIA HELOC TRUST 2004-1, a Delaware statutory trust (the "Issuer" or the "Trust"), SEQUOIA MORTGAGE FUNDING CORPORATION, a Delaware corporation (the "Depositor"), RWT HOLDINGS, INC., a Delaware corporation (the "Seller"), MORGAN STANLEY DEAN WITTER CREDIT CORPORATION, a Delaware corporation (the "Servicer") and WELLS FARGO BANK, N.A., a national banking association, as Indenture Trustee (the "Indenture Trustee").

                  WHEREAS, the Issuer desires to purchase a portfolio of Mortgage Loans arising in connection with Credit Line Agreements acquired by the Seller;

                  WHEREAS, the Depositor has purchased such Mortgage Loans from the Seller and is willing to sell such Mortgage Loans to the Issuer;

                  WHEREAS, such Mortgage Loans consist of certain home equity revolving lines of credit (the "Mortgage Loans");

                  WHEREAS, the Servicer is willing to service such Mortgage
Loans;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in Annex A to the Indenture dated as of June 1, 2004, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

         Section 1.02. Other Definitional Provisions.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

         (c) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

         (d) All obligations of the Issuer hereunder are effective as of the Closing Date.

         Section 1.03. Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Notes shall be made on the basis of the actual number of days in an Interest Accrual Period and a year assumed to consist of 360 days. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                           ORIGINAL ISSUANCE OF NOTES;
                                  TAX TREATMENT

         Section 2.01. Conveyance of Mortgage Loans; Retention of Obligation to Fund Advances Under Credit Line Agreements.

         (a) In consideration of the Issuer's delivery to or upon the order of the Depositor on the Closing Date of the net proceeds from the sale of the Notes and the Class O Certificates and the other amounts to be distributed from time to time to the Depositor in accordance with the terms of this Agreement and the Indenture, together with the issuance of the Class L Certificates and the additional consideration for the benefit of the Servicer as set forth in Section
3.08 hereof, the Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, without recourse (subject to Sections 2.03 and 2.05), all of its right, title and interest in and to (i) each Mortgage Loan, including its Principal Balance (including any Additional Balances related thereto) and all collections in respect of the Mortgage Loans conveyed to the Trust and received (or, in the case of Interest Collections, due) (A) in the case of Interest Collections, with respect to the Principal Balance thereof as of such date, after the close of business on the Cut-Off Date and (B) in the case of all Principal Collections and Interest Collections on Additional Balances created after the Cut-Off Date, after the close of business on the Issue Date; (ii) the Depositor's rights under the Mortgage Loan Purchase and Sale Agreement and the Purchase and Servicing Agreements; (iii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor's rights under the hazard insurance policies; (v) the Policy; (vi) the Collection Account and the Distribution Account; and (vii) any proceeds of the foregoing and any other Trust Property and all other assets included or to be included in the Trust for the benefit of Noteholders, the Residual Certificateholders and the Insurer; provided, however, neither the Indenture Trustee nor the Trust assumes or shall assume the obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, and neither the Trust nor the Indenture Trustee shall be obligated or permitted to fund any such future advances. With respect to the Mortgage Loans, Additional Balances shall be part of the related Principal Balance and are hereby transferred to the Trust on the Closing Date pursuant to this Section 2.01, and are therefore part of the Trust Property. On or prior to the Closing Date, the Depositor shall cause the Insurer to deliver the Policy to the Indenture Trustee for the benefit of the Noteholders. It is the intention of the Depositor that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Mortgage Loans and other Trust Property from the Depositor to the Issuer and that such sale should constitute a valid transfer and assignment of the Mortgage Loans and other Trust Property to the Issuer and the beneficial interest in and title to the Mortgage Loans and the other Trust Property shall not be part of the Depositor's estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. In the event that, notwithstanding the intent of the Depositor, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section 2.01 for the benefit of the Noteholders, the Residual Certificateholders and the Insurer. On the first day of the Collection Period in which the commencement of the Rapid Amortization Period occurs, any Additional Balance Contributed Amount shall be converted into a capital contribution to the Issuer evidenced by the Class L Certificates and any Additional Balances thereafter created shall result in a credit for a capital contribution to the Issuer evidenced by the Class L Certificates.

         (b) Each of the Servicer and the Depositor agrees to take or cause to be taken such actions and execute such documents (including, without limitation, the filing of all necessary continuation statements for the UCC-1 financing statements filed in the States of California, Delaware and New York, respectively, which shall have been filed on or as of the Closing Date) describing the Issue Date Principal Balances and Additional Balances and naming
(i) in the case of the Issue Date Principal Balances, (A) the Seller as debtor and the Depositor as secured party, (B) the Depositor as debtor and the Issuer as secured party and (ii) in the case of Additional Balances, (A) the Servicer as debtor and the Depositor as secured party, and (B) the Depositor as debtor and the Issuer as secured party, and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Issuer, the Servicer, the Seller or the Depositor or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Servicer, the Depositor or the Seller (within 10 days of any event necessitating such filing) as are necessary to perfect and protect the Noteholders' and the Insurer's interests in each Issue Date Principal Balance and Additional Balance and the proceeds thereof (other than maintaining possession by the Custodian of the Mortgage Loans and the Mortgage Files).

         (c) In connection with such transfer and assignment, the Seller shall deliver or cause to the delivered to the Custodian on behalf of the Indenture Trustee the Mortgage File (as defined in the Custody Agreement) with respect to each Mortgage Loan, including all documents identified in Exhibit 2 to the Custody Agreement (the "Related Documents").

         The Depositor hereby confirms to the Indenture Trustee that it has caused the portions of the Electronic Ledgers relating to the Mortgage Loans as of the Closing Date to be clearly and unambiguously marked, and has made, or will make, the appropriate entries in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trust. The Servicer hereby confirms to the Indenture Trustee that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust Property and are serviced by it on behalf of the Trust in accordance with the terms hereof.

         (d) Notwithstanding the characterization of the Notes as debt for federal, state and local income and franchise tax purposes, the parties hereto intend to treat the transfer of the Mortgage Loans to the Trust as provided herein as a sale, for certain non-tax purposes, of all the Depositor's right, title and interest in and to the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof. In the event such transfer is deemed not to be a sale for such purposes, the Depositor grants to the Trust, a security interest in all of such party's right, title and interest in, to and under the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof; and this Agreement shall constitute a security agreement under applicable law.

         (e) The Indenture Trustee shall cause the Custodian to review the Mortgage Files, produce the related certifications and take the other steps required under Section 2.3 of the Custody Agreement.

         Neither the Custodian nor the Indenture Trustee shall have any responsibility for reviewing any Mortgage File except as expressly provided in the Custody Agreement or in this Section 2.01, respectively. In reviewing any Mortgage File pursuant to this Section, the Indenture Trustee and the Custodian shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Indenture Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

         Upon its receipt of written notice from the Servicer or the Insurer that a Recordation Event has occurred, the Indenture Trustee shall take all necessary steps to prepare and submit for recordation an Assignment of Mortgage (or a blanket Assignment of Mortgage covering multiple Mortgage Loans if the same is permitted in any applicable jurisdiction) at the expense and on behalf of the Servicer or, if the Servicer fails to pay such amounts or is no longer a party hereto, pursuant to Section 6.7 and 8.7(b) of the Indenture.

         (f) The Seller shall sell, assign, transfer, set over and otherwise convey without recourse to the Indenture Trustee all right, title and interest of the Seller in and to any Eligible Substitute Mortgage Loan delivered to the Indenture Trustee or the Custodian on behalf of the Trust by the Seller pursuant to Section 2.03 or Section 2.05 hereof and all its right, title and interest to principal collected and interest accruing on such Eligible Substitute Mortgage Loan on and after the applicable Substitute Cut-Off Date; provided, however, that the Seller shall reserve and retain all right, title and interest in and to payments of interest due on such Eligible Substitute Mortgage Loan prior to the applicable Substitute Cut-Off Date; provided, further, that neither the Trust nor the Indenture Trustee shall be obligated to fund any future advances to the related Mortgagor under such Eligible Substitute Mortgage Loan.

         In connection with any transfer and assignment of an Eligible Substitute Mortgage Loan to the Indenture Trustee on behalf of the Trust, the Seller agrees to cause to be delivered to the Custodian on behalf of the Indenture Trustee the items described in Section 2.01(c) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 2.01(c), then no later than such later delivery time.

         (g) Each Defective Mortgage Loan that is required to be repurchased or substituted pursuant to the provisions this Agreement shall, upon such repurchase or substitution in accordance with the provisions hereof, be released from the Trust and from the lien created by the Indenture. As to each Mortgage Loan released from the Trust in connection with the repurchase thereof or the conveyance of an Eligible Substitute Mortgage Loan therefor, the Seller shall prepare, and the Indenture Trustee, on behalf of the Trust, will execute, such documents as are necessary to transfer, assign, set over and otherwise convey without recourse, to or upon the order of the Seller, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the first day of the calendar month in which such Mortgage Loan is released; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest collected on such released Mortgage Loan prior to such date.

         Section 2.02. Further Encumbrance of Trust Property.

         (a) Immediately upon the conveyance to the Trust by the Depositor of any item of the Trust Property pursuant to Section 2.01, all right, title and interest of the Depositor in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Delaware Statutory Trust Act (12 Del. Code, Section 3801 et seq.).

         (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture and contemporaneously with such property vesting in the Trust pursuant to (a) above, the Trust shall grant a security interest in the Trust Property to secure the repayment of the Issuer Secured Obligations. The Residual Certificates shall represent the beneficial ownership interest in the Trust Property, and the Residual Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein and in the Indenture and Trust Agreement.

         (c) Prior to the payment in full on the Notes, the payment of all amounts due to the Insurer under the Insurance Agreement, the termination of the Policy and the surrender of the Policy by the Indenture Trustee to the Insurer, the Indenture Trustee (or the Custodian, on behalf of the Indenture Trustee) shall hold the Trust Property on behalf of the Noteholders. Following the payment in full of the Notes and the payment of all amounts due to the Insurer under the Insurance Agreement, and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Residual Certificates, remain as covenants of the Issuer for the benefit of the Residual Certificateholders, enforceable by the

Residual Certificateholders to the same extent as such covenants were enforceable by the Insurer and the Noteholders prior to the discharge of the Indenture. Any rights of the Indenture Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Residual Certificateholders.

         Section 2.03. Acknowledgement of Receipt; Certain Substitution of Mortgage Loans.

         (a) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due to (i) the Indenture Trustee or any agent or counsel thereof pursuant to the Indenture, (ii) the Indenture Trustee pursuant to this Agreement and (iii) the Insurer pursuant to the Insurance Agreement have been paid, release any portions of the Trust Property to the Issuer in accordance with the provisions of Sections 2.8 and 8.2 of the Indenture.

         (b) The Issuer hereby acknowledges its receipt of the Policy and the Mortgage Loans, and declares that the Indenture Trustee (or the Custodian, on behalf of the Indenture Trustee) holds and will hold such instruments, and to the extent that any documents are delivered to it pursuant to Section 2.01, will hold such documents, and all amounts received by it thereunder and hereunder, in trust, upon the terms herein set forth, for the use and benefit of all present and future Noteholders, and the Insurer. If the time to cure any defect in respect of any Mortgage Loan of which the Indenture Trustee, the Custodian or the Insurer has notified the Depositor and the Seller following the review pursuant to Section 2.01 has expired or if at any time any loss is suffered by the Issuer or the Indenture Trustee on behalf of the Noteholders or the Insurer, in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of its Mortgage File or (ii) an Assignment of Mortgage to the Indenture Trustee not having been recorded as required by Section 2.01, then on the next succeeding Business Day, the Seller shall (i) substitute in lieu of such Mortgage Loan Eligible Substitute Mortgage Loans, and deliver the Substitution Amount applicable thereto to the Servicer for deposit in the Collection Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Collection Account. The Seller intends any conveyance of Eligible Substitute Mortgage Loans to the Indenture Trustee to constitute a sale, but in the event the conveyance is held not to be a sale, this Agreement shall constitute a grant of a security interest in the Eligible Substitute Mortgage Loans and the proceeds thereof for the benefit of the Indenture Trustee, Noteholders and the Insurer. Upon receipt of any Eligible Substitute Mortgage Loan or of written notification signed by a Servicing Officer to the effect that the Loan Purchase Price in respect of a Defective Mortgage Loan has been deposited into the Collection Account, then as promptly as practicable, the Indenture Trustee, on behalf of the Trust, shall execute such documents and instruments of transfer presented by the Seller, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Seller to effect such transfer by the Trust of such Defective Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the Seller to accept a transfer of a Defective Mortgage Loan and to either convey an Eligible Substitute Mortgage Loan or to make a deposit of any related Loan Purchase Price into the Collection Account shall constitute the sole remedy respecting such defect available to Noteholders and the Indenture Trustee against the Seller.

         (c) As to any Eligible Substitute Mortgage Loan, the Seller shall, if required to deliver any such Eligible Substitute Mortgage Loan, deliver to the Custodian with respect to such Eligible Substitute Mortgage Loan such documents and agreements as are required to be held by the Custodian in accordance with the Custody Agreement. For any Collection Period during which the Seller substitutes one or more Eligible Substitute Mortgage Loans, the Servicer shall determine the Substitution Amount which amount shall be deposited by the Seller in the Collection Account at the time of substitution. All amounts received in respect of the Eligible Substitute Mortgage Loan during the Collection Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust Property and shall not be deposited by the Servicer in the Collection Account. All amounts received by the Servicer during the Collection Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Trust shall be deposited by the Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed (i) to have made with respect to such Eligible Substitute Mortgage Loan as of the date of substitution, the covenants, representations and warranties set forth in Section
2.05 and (ii) to have certified that such Mortgage Loan is an Eligible Substitute Mortgage Loan. The procedures applied by the Seller in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Noteholders or the Insurer.

         The Servicer, promptly following the transfer of a Defective Mortgage Loan from, or an Eligible Substitute Mortgage Loan to, the Trust pursuant to this Section, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer. The Servicer shall, following such transfer, appropriately mark its records to indicate that it is no longer servicing such Defective Mortgage Loan on behalf of the Trust. The Seller, promptly following such transfer, shall make appropriate entries in its general account records to reflect such transfer.

         Section 2.04. Representations and Warranties Regarding the Seller and the Depositor.

         (a) The Seller hereby represents and warrants to the Indenture Trustee and the Insurer as of the Closing Date or such other date as is specified, that:

                  (i) the Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

                  (ii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or bylaws of the Seller;

                  (iii) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (iv) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Depositor, the Servicer, the Issuer and the Indenture Trustee, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and

                  (v) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened or likely to be asserted against or affecting the Seller, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement.

                  The representations and warranties set forth in this Section 2.04(a) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Noteholders or the Insurer, the person discovering such breach shall give written notice within five (5) days of discovery to the other parties and the Insurer. Within 30 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Seller shall cure such breach if such breach is curable and no material adverse effect would result to the Insurer, the Indenture Trustee, the Trust or the Noteholders.

         (b) The Depositor hereby represents and warrants to the Indenture Trustee and the Insurer as of the Closing Date or such other date as is specified, that:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

                  (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor;

         neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

                  (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Seller, the Servicer, the Issuer and the Indenture Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and

                  (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement.

         The representations and warranties set forth in this Section 2.04(b) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Noteholders or the Insurer, the person discovering such breach shall give written notice within five (5) days of discovery to the other parties and the Insurer. Within 30 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Depositor shall cure such breach if such breach is curable and no material adverse effect would result to the Insurer, the Indenture Trustee, the Trust or the Noteholders.

         Section 2.05. Representations and Warranties of the Seller Regarding the Mortgage Loans; Removal of Certain Mortgage Loans.

         (a) The Seller hereby makes, with respect to each Mortgage Loan, the representations and warranties set forth in Sections 2.1(a), (b) (incorporating by reference Schedule A) and (d) of the Mortgage Loan Purchase and Sale Agreement, on which the Issuer is deemed to have relied in acquiring the Mortgage Loans and upon which the Insurer is deemed to rely in issuing the Policy and the Servicer is deemed to rely in entering into this Agreement. Such representations and warranties speak as of the execution and delivery of this Agreement, as of the Closing Date with respect to the Mortgage Loans and as of the related Transfer Date with respect to the Eligible Substitute Mortgage Loans, but shall survive the sale, transfer, and assignment of the Mortgage Loans to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         With respect to each of the representations and warranties incorporated by reference in this Section 2.05 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Seller, the Servicer, the Insurer, or a Responsible Officer of the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Notwithstanding the foregoing, a breach of any of the representations and warranties set forth in clause (xxxii) or clause (xxxiii) of Schedule A to the Mortgage Loan Purchase and Sale Agreement will be deemed to materially and adversely affect the value of the related Mortgage Loan.

         (b) It is understood and agreed that the representations and warranties incorporated by reference in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Custodian pursuant to Section 2.01 and the Custody Agreement and the termination of the rights and obligations of the Servicer pursuant to Section 5.04 or 6.02. Upon discovery by the Depositor, the Seller, the Servicer, the Insurer, a Responsible Officer of the Indenture Trustee or a Class L Certificateholder of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein, which materially and adversely affects the interests of the Trust or the Noteholders or the Insurer in the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties, to the Class L Certificateholders and to the Insurer. Within 90 days of its discovery or its receipt of notice of such breach, the Seller shall use all reasonable efforts to cure such breach or shall, not later than the Business Day next preceding the Payment Date in the month following the Collection Period in which any such cure period expired (or such later date that is acceptable to the Insurer as evidenced by its written consents), either (a) repurchase such Mortgage Loan from the Trust at the Loan Purchase Price or (b) substitute an Eligible Substitute Mortgage Loan, each in the same manner and subject to the same conditions as set forth in Section 2.03 and the representations and warranties set forth in Section 2.04; provided, however, that the cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a repurchase of or substitution for only the Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty. Upon accepting such transfer and making any required deposit into the Collection Account or substitution of an Eligible Substitute Mortgage Loans, as the case may be, the Seller shall be entitled to receive an instrument of assignment or transfer from the Indenture Trustee, on behalf of the Trust, to the same extent as set forth in Section 2.03 with respect to the transfer of Mortgage Loans under that Section. The Insurer shall be notified of any substitution of an Eligible Substitute Mortgage Loan.

         It is understood and agreed that the obligation of the Seller to repurchase a Mortgage Loan as to which a breach has occurred and is continuing and deposit in the Collection Account the Loan Purchase Price or to substitute an Eligible Substitute Mortgage Loan, as the case may be, shall constitute the sole remedy against the Seller respecting such breach available to Noteholders, the Indenture Trustee on behalf of Noteholders and the Insurer; provided, however, that the Seller shall defend and indemnify the Depositor, the Indenture Trustee, the Insurer and the Noteholders against all reasonable costs and expenses, and all losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and the amount of any settlement entered into with the consent of the Seller (such consent not to be unreasonably withheld), which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty. Notwithstanding the foregoing, with regard to any breach of the representation and warranty set forth in clause (xxxii) or clause (xxxiii) of Schedule A to the Mortgage Loan Purchase and Sale Agreement, the Seller shall pay to the Trust the Loan Purchase Price.

         Section 2.06. Covenants of the Depositor. The Depositor hereby covenants that:

         (a) Security Interests. The Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loans, whether now existing or hereafter created, or any interest therein; the Depositor will notify the Indenture Trustee and the Insurer of the existence of any Lien on any Mortgage Loans immediately upon discovery thereof; and the Depositor will defend the Trust's right, title and interest (including the Trust's security interest) in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Depositor; provided, however, that nothing in this Section 2.06(a) shall prevent or be deemed to prohibit the Depositor from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

         (b) UCC-1 Financing Statements. On the Closing Date with respect to the Mortgage Loans and, to the extent not already included in such filing, on the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, the Depositor will file UCC-1 financing statements with respect to such Mortgage Loans.

         (c) Negative Pledge. The Depositor hereby agrees not to transfer, assign, exchange, pledge, finance, hypothecate, grant a security interest in or otherwise convey the Residual Certificates except in accordance with Sections
5.04 and 6.02 hereof and in accordance with the Insurance Agreement and the Trust Agreement.

         (d) Downgrading. The Depositor will not engage in any activity which would result in a downgrading or withdrawal of the ratings on the Notes without regard to the effect of the Policy.

         (e) Amendment to Certificate of Incorporation. The Depositor will not amend its certificate of incorporation without prior written notice to the Indenture Trustee and the Rating

Agencies and the prior written consent of the Insurer which consent shall not be unreasonably withheld.

         (f) Principal Place of Business. The Depositor's principal place of business is in California, and the Depositor will not change its principal place of business without prior written notice to the Indenture Trustee, the Rating Agencies and the Insurer.

         (g) No Notification of Mortgagors. The Depositor hereby agrees not to notify Mortgagors of the transfer of the Mortgage Loans to the Trust unless required by the terms of the Mortgage Loans or applicable law.

         Section 2.07. Removal of Mortgage Loans at Election of Issuer.

         Subject to the conditions set forth below and Section 8.2 of the Indenture, the Issuer may, but shall not be obligated to, require the removal of Mortgage Loans, from time to time, as of the close of business on a Payment Date (each, a "Removal Date"). On the tenth Business Day (the "Removal Notice Date") prior to the Removal Date designated in such notice, the Issuer shall give the Indenture Trustee, the Insurer and the Servicer a notice of the proposed removal that contains a list of the Mortgage Loans in the Pool to be removed. Such removal of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

                  (i) Neither a Rapid Amortization Event nor an Event of Default shall have occurred;

                  (ii) On the Removal Date, the Overcollateralization Amount (after giving effect to the removal of the Mortgage Loans proposed to be removed) equals or exceeds the Specified Overcollateralization Amount;

                  (iii) The transfer of such Mortgage Loans on any Removal Date shall not, in the reasonable belief of the Manager, on behalf of the Issuer, cause a Rapid Amortization Event or an Event of Default to occur or an event which with notice or lapse of time or both would constitute such a Rapid Amortization Event or Event of Default;

                  (iv) On or before the Removal Date, the Issuer shall have delivered to the Indenture Trustee a revised Mortgage Loan Schedule, reflecting the proposed transfer and the Removal Date, and the Servicer shall have marked its records in accordance with the Master Servicing Agreement to show that the Mortgage Loans removed are no longer included in the Pool;

                  (v) The Manager, on behalf of the Issuer, shall represent and warrant that its selection procedures are random and no selection procedures reasonably believed by the Manager to be adverse to the interests of the Noteholders or the Insurer were utilized in selecting the Mortgage Loans to be removed from the Pool;

                  (vi) In connection with each such removal of Mortgage Loans pursuant to this Section, each Rating Agency shall have received on or prior to the related Removal Notice Date notice of such proposed removal of Mortgage Loans and, prior to the Removal Date, shall have notified the Indenture Trustee and the Insurer in writing that such removal of Mortgage Loans would not result in a reduction or withdrawal of its then current ratings of the Notes, without regard to the Policy; and

                  (vii) The Manager, on behalf of the Issuer, shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (vi), inclusive, have been performed or are true and correct, as the case may be. The Indenture Trustee and the Insurer may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                  (viii) The Insurer shall have been given an opportunity to review any Mortgage Loans proposed to be removed by the Issuer and shall have consented to such removal.

         Upon receiving the requisite information from the Manager, on behalf of the Issuer, the Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Removal Date the Indenture Trustee shall deliver, or cause to be delivered, to or to the order of the Issuer the Mortgage File for each Mortgage Loan being so transferred, and the Indenture Trustee shall execute and deliver to or to the order of the Issuer such other documents prepared by the Issuer as shall be reasonably necessary to remove such Mortgage Loans from the Pool. Any such removal of Mortgage Loans shall be without recourse, representation or warranty by or of the Indenture Trustee to the Issuer. The review right given to the Insurer in clause (viii), above, must be completed prior to the Removal Date.

         Section 2.08. Execution and Authentication of Notes. The Indenture Trustee, on behalf of the Issuer, has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Collateral, concurrently with the sale, assignment and conveyance to the Indenture Trustee of the Collateral, one class of Notes in authorized denominations.

         Section 2.09. Tax Treatment. It is the intention of the Depositor and the Residual Certificateholders that (i) the Notes be classified indebtedness of the Issuer and (ii) the Residual Certificates be classified as equity in the Issuer for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Depositor, the Indenture Trustee and each Noteholder (or Note Owner) by acceptance of its Note (or, in the case of a Note Owner, by virtue of such Note Owner's acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Issuer secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment of the Notes as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Indenture Trustee will prepare and file all tax reports required hereunder consistent with this Agreement as required by or provided in Section 3.04.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.01. The Servicer.

         (a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Mortgage Loans and perform the other actions under this Agreement. The Servicer shall service and administer the Mortgage Loans in accordance with the terms of the Master Servicing Agreement. In the event of any inconsistency between this Agreement and the Master Servicing Agreement, the terms of this Agreement shall govern.

         (b) The Servicer hereby confirms its obligation, as Servicer, to fund future advances to the Mortgagors pursuant to the Credit Line Agreements and hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor the Additional Balances so created. It is the intention of the Servicer that the transfer of the Additional Balances to the Depositor shall constitute a sale, but in the event that the transfer is held not to be a sale, this Agreement shall constitute a grant of a security interest in the Additional Balances, and the proceeds thereof, for the benefit of the Depositor.

         (c) The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trust under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         Section 3.02. Indenture Trustee to Cooperate. On or before each Payment Date, the Servicer will notify the Indenture Trustee and the Custodian, on behalf of the Trust, of the payment in full of the Principal Balance of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Indenture Trustee or the Custodian is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, or in connection with the payment in full of the Principal Balance of any Mortgage Loan, the Indenture Trustee or the Custodian, as appropriate, shall, upon request of the Servicer in accordance with the Custody Agreement and delivery to the Indenture Trustee and, if applicable, the Custodian of a Request for Release substantially in the applicable forms attached as exhibits to the Custody Agreement, release the related Mortgage File to the Servicer and the Indenture Trustee, on behalf of the Trust, shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee or the Custodian, as appropriate, when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee or the Custodian, as the case may be.

         In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the Assignment of Mortgage in accordance with the provisions hereof, the Indenture Trustee, on behalf of the Trust, shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Indenture Trustee, on behalf of the Trust, by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer or to the related subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, the Servicer will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the Servicer shall, within two Business Days, reassign such Mortgage Loan to the Indenture Trustee, on behalf of the Trust, and return the related Mortgage File to the place where it was being maintained. After such reassignment, the Servicer, if requested by such Residual Certificateholders and if offered suitable indemnification and reimbursement for expenses, is authorized to seek a deficiency judgment if permitted by law against the Mortgagor under such Liquidated Mortgage Loan on behalf of the Residual Certificateholders to the extent of any losses on liquidation of any Mortgage Loan.

         Section 3.03. [Reserved.]

         Section 3.04. Reports to the SEC. Within 15 days after each Payment Date, the Issuer shall, in accordance with industry standards, file with the SEC via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K (or such other form as is prescribed by the SEC) with a copy of the report of the Noteholders for such Payment Date as an exhibit thereto. Prior to March 15, 2005 (and, if applicable, prior to March 15 of each year), the Issuer shall, in accordance with industry standards, file with the SEC via EDGAR a Form 10-K with respect to the Trust. In addition, the Depositor will cause its senior officer in charge of securitization to execute the certification (the "Form 10-K Certification") required pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934, as amended, and file the same with the SEC prior to March 15, 2005 (and if applicable, prior to March 15 of each year). To the extent any information or exhibits required to be included in the Form 10-K are not available by March 15, the Issuer shall file one or more amended Form 10-Ks to include such missing information or exhibits promptly after receipt thereof by the Issuer. Promptly following the first day legally permissible under applicable regulations and interpretations of the SEC, the Issuer shall, in accordance with industry standards, file with the SEC via EDGAR a Form 15 Suspension Notification with respect to the Trust, if applicable. Each of the Servicer, the Depositor and the Indenture Trustee agree to furnish to the Manager, on behalf of the Issuer, promptly, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Manager reasonably deems appropriate to prepare and file all necessary reports with the SEC. The Issuer (i) shall have no responsibility to file any items other than those specified in this section and (ii) shall appoint the Manager to perform its obligations under this Section 3.04 pursuant the Management Agreement.

         Section 3.05. Tax Returns. The Indenture Trustee shall prepare and file any federal, state or local income and franchise tax return for the Trust as well as any other applicable return, apply for a taxpayer identification number on behalf of the Trust on form SS4 or by another acceptable method and file Form 8811 with respect to the Trust, each in a manner consistent with Sections 2.5(b), 2.11 and 6.1 of the Trust Agreement, Section 3.21 of the Indenture and
Section 2.09 of this Agreement. The Issuer shall treat the Mortgage Loans as its property for all federal, state or local tax purposes and shall report all income earned thereon (including amounts payable as fees to the Servicer) as its income for income tax purposes. The Indenture Trustee shall prepare and file or shall cause to be prepared and filed any tax returns required to be filed by the Trust; the Issuer shall promptly sign such returns and deliver such returns back to the Indenture Trustee after signature and such returns shall be filed by the Indenture Trustee. The Indenture Trustee shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders. In no event shall the Indenture Trustee be liable for any liabilities, costs or expenses of the Trust, the Noteholders, the Residual Certificateholders or the Note Owners arising under any tax law, including, without limitation, federal, state or local income and franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith), except for such liabilities, costs or expenses of the Trust resulting from (i) the Indenture Trustee's failure to file such tax returns or (ii) an incorrect tax return prepared by the Indenture Trustee.

         Section 3.06. [Reserved]

         Section 3.07. Matters Relating to MERS Loans.

         (a) The Servicer further is authorized and empowered by the Trust and the Indenture Trustee and the Insurer, on behalf of the Noteholders, the Insurer and the Indenture Trustee, in its own name or in the name of the subservicer, when the Servicer believes it appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trust, the Indenture Trustee, the Insurer and the Noteholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trust and its successors and assigns.

         (b) In connection with the sale and assignment of any MERS Mortgage Loan by the Depositor to the Issuer, the Depositor agrees that it will cause, at the Depositor's expense, the MERS System to indicate that such Mortgage Loans have been assigned by the Depositor to the Indenture Trustee in accordance with the Indenture for the benefit of the Issuer Secured Parties by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS System to identify the series of the Notes issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Seller or the Servicer to, and the Seller and the Servicer agree that they will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement. If at any time pursuant to Section 2.03 or Section 2.05 the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS System the Seller (or any party indicated by the Seller) as the beneficial holder of such Mortgage Loan.

         (c) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Servicer shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trust and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor Servicer or (y) in causing MERS to designate on the MERS System the successor Servicer as the servicer of such Mortgage Loan.

         Section 3.08. Additional Balance Payments; Class L Certificates. In consideration of the Servicer's agreement to sell Additional Balances relating to the Mortgage Loans to the Depositor, the Depositor shall, on the Closing Date, cause the Issuer to deliver to (or to the order of) the Servicer the Class L Certificates. Payment to the Servicer of the Purchase Price for each such Additional Balance shall be made pursuant to the following: (a) reimbursements by the Servicer pursuant to Section 4.05(iii) of the Master Servicing Agreement,
(b) monthly distributions to the Servicer, as holder of the Class L Certificates, pursuant to Section 8.7(b) of the Indenture, (c) distributions to the Servicer, as holder of the Class L Certificates, of Mortgage Loans removed from the lien of the Indenture pursuant to Section 8.02 thereof and Section 2.07 hereof, and (d) credit for capital contributions to the Issuer evidenced by the Class L Certificates.

         The Servicer shall deliver to the Indenture Trustee a request for reimbursement of the amount of any Additional Balance Contributed Amount, together with accrued interest thereon, two Business Days prior to the Remittance Date (as defined in the Master Servicing Agreement).

                                   ARTICLE IV

                                   [RESERVED]

                                    ARTICLE V

                         THE SERVICER AND THE DEPOSITOR

         Section 5.01. Liability of the Servicer and the Depositor. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

         Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor. Any corporation into which the Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 5.03. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Noteholders or Residual Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust, in accordance with the priorities set forth in Section 8.7(b) of the Indenture and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, other than any loss, liability or expense related to any specific Mortgage Loan (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence, breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Noteholders and Residual Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall only be entitled to be reimbursed therefor pursuant to Section 8.7(b)(x) of the Indenture. The Servicer's right to indemnity or reimbursement pursuant to this Section 5.03 shall survive any resignation or termination of the Servicer pursuant to Section 5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

         Section 5.04. [Reserved]

         Section 5.05. Indemnification by the Depositor and the Seller. Notwithstanding anything to the contrary contained herein, (x) the Depositor shall indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage, claim or injury (other than those attributable to a Noteholder as a result of defaults on the Mortgage Loans) arising out of or based on the Depositor's actions or omissions in connection with this Agreement or the Related Documents which are not in accordance with the provisions of this Agreement or such documents and (y) the Depositor and the Seller, jointly and severally, shall indemnify and hold harmless the Indenture Trustee from and against any other loss, liability, expense, damage, claim or injury (other than those attributable to a Noteholder as a result of defaults on the Mortgage Loans) arising out of or based on, this Agreement or the Related Documents, including (but not limited to), in each case, any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Depositor (and, in the case of the Indenture Trustee, the Seller) shall not indemnify the Owner Trustee or the Indenture Trustee if such loss, liability, expense, damage or injury is due to the Owner Trustee's or the Indenture Trustee's, respectively, willful misconduct, bad faith or negligence, material breach of representations and warranties made herein, or against any specific liability imposed on the Owner Trustee or Indenture Trustee for a breach of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

         Section 5.06. Limitation on Liability of the Depositor. None of the directors or officers or employees or agents of the Depositor shall be under any liability to the Trust, the Owner Trustee or the Indenture Trustee, the Noteholders or the Residual Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Notes; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or breach of representations and warranties made herein, or against any specific liability imposed on such Person in the performance of the duties hereunder. Except as provided in Section 5.05, the Depositor shall not be under any liability to the Trust, the Owner Trustee or the Indenture Trustee or the Noteholders or the Residual Certificateholders for any action taken or for refraining from the taking of any action in its capacity as Depositor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Depositor against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                   ARTICLE VI

                              SERVICING TERMINATION

         Section 6.01. Events of Servicing Termination. The Events of Servicing Termination and the rights and remedies of the parties hereto, the Insurer and the Noteholders with respect thereto are set forth in the Master Servicing Agreement.

         Section 6.02. Indenture Trustee to Act; Appointment of Successor.

         (a) Within 90 days of the time the Servicer receives a notice of termination pursuant to Section 6.01 or resigns pursuant to Section 5.04, the Indenture Trustee shall become the successor in all respects to the Servicer as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and shall use the same degree of care and skill as is required of the Servicer under this Sale and Servicing Agreement; provided, however, if the Indenture Trustee becomes the Servicer hereunder, it shall have no responsibility or obligation
(i) of repurchase or substitution with respect to any Mortgage Loan, (ii) with respect to any representation or warranty of the Servicer, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Indenture Trustee. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In addition, the Indenture Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents and record keeping, as provided in Sections 6.7 and 6.8 of the Indenture. The Indenture Trustee has been authorized and empowered pursuant to the Master Servicing Agreement to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Insurer is unwilling to have the Indenture Trustee act as successor Servicer or (iii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may with the consent of the Insurer, which consent shall not be unreasonably withheld, delayed or denied (in the situation described in clauses (i) or (ii)) or shall (in the situation described in clause (iii)) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under this Agreement and having a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Insurer, as evidenced by its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Notes by the Rating Agencies without regard to the Policy. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall, within the 90 day period specified above, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to this Agreement (or such other compensation as the Indenture Trustee and such successor shall agree). The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Noteholders, Residual Certificateholders and the Insurer and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to this Agreement. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an Insurance Policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein.

         Section 6.03. Notification to Noteholders and Residual Certificateholders. Upon the occurrence of any Event of Servicing Termination or Rapid Amortization Event in which a Responsible Officer of the Indenture Trustee has actual notice (or any event that with the lapse of time would become an Event of Servicing Termination or Rapid Amortization Event unless cured), the Indenture Trustee shall promptly notify the Owner Trustee in writing. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VI or Section 5.04, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, Residual Certificateholders (at their respective addresses appearing in the Note Register and in the Residual Certificate Register), the Insurer and each Rating Agency.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.01. Termination; Redemption of Notes.

         (a) The respective obligations and responsibilities of the Servicer, the Seller, the Depositor and the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make certain payments to Noteholders and Residual Certificateholders after the final Payment Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Indenture Trustee on the final Payment Date pursuant to this Article VII following the later of (A) the Payment Date following payment in full of all amounts owing to the Insurer under the Insurance Agreement and (B) the earliest of (i) the transfer, under the conditions specified in Section 7.01(b), (ii) the day following the Payment Date on which the distribution made to Noteholders has reduced the Note Principal Balance to zero and no other amounts are owed to the Noteholders hereunder, and no other amounts are owed to the Insurer pursuant to the Insurance Agreement and Section
8.7 of the Indenture, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including, without limitation, the disposition of the Mortgage Loans pursuant to Section 5.4 of the Indenture) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Payment Date in December 2014; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of death of the last surviving descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause (a)(B)(i) of this Section 7.01, the Indenture Trustee, on behalf of the Trust, shall execute such documents and instruments of transfer presented by the Optional Redemption Holder, in each case without recourse, representation or warranty, and take such other actions as the Optional Redemption Holder may reasonably request to effect the transfer of the Mortgage Loans to the Optional Redemption Holder.

         (b) Subject to Section 7.01(d), (x) the Holder of the Class C Interest shall have the right to cause the Issuer to redeem the Notes on any Payment Date occurring on or after the end of a Collection Period on which the Note Principal Balance on such Payment Date is less than or equal to twenty percent (20%) of the Original Note Principal Balance and (y) the holder of the majority interest in the Class O Certificates shall have the right to redeem the Notes on any Payment Date occurring on or after the end of a Collection Period on which the Note Principal Balance on such Payment Date is less than or equal to ten percent (10%) of the Original Note Principal Balance. In the case of clause (x) above, the Optional Redemption Holder may purchase the Trust Property and cause the termination of this Agreement and the Indenture pursuant to this Section 7.01 and Section 10.1 of the Indenture, or may purchase the Notes at the Redemption Price without purchasing the Trust Property as set forth in Section 10.1 of the Indenture. In the case of clause (y) above, the Optional Redemption Holder may only purchase the Trust Property and may not otherwise repurchase the Notes. If the Optional Redemption Holder elects to exercise its right it will notify the Issuer, the Servicer, the Indenture Trustee and the Insurer no later than thirty-five (35) days prior to the Payment Date on which the transfer is to take place. The Indenture Trustee, on behalf of the Trust, will make the transfer of the Mortgage Loans on such Payment Date (unless the Optional Redemption Holder will cause the repurchase of the Notes and will not purchase the Mortgage Loans as set forth above) subject to Section 7.01(d) and provided that the Redemption Price for the Notes has been deposited with it on or prior to such Payment Date.

         (c) The Optional Redemption Holder, at its expense, shall prepare and deliver to the Indenture Trustee, on behalf of the Trust, for execution, at the time the related Mortgage Loans are to be released to the Optional Redemption Holder, appropriate documents assigning each such Mortgage Loan from the Indenture Trustee to the Optional Redemption Holder and shall promptly record such assignments.

         (d) The Optional Redemption Holder shall not exercise its right under
Section 7.01(b) hereof if (a) such optional redemption would result in a draw on the Policy, without the consent of the Insurer, and (b) any Reimbursement Amount due to the Insurer would not be fully satisfied pursuant to the optional redemption.

         (e) In the event that the holder of the Class C Interest exercises its right as Optional Redemption Holder to repurchase the Notes without the purchase of the Trust Property as specified above, prior to any transfer or pledge of the Notes by such holder to a Person that is not its Affiliate, such holder shall provide the Indenture Trustee and the Issuer an Opinion of Counsel, which shall not be an expense of the Issuer, stating that such transfer or pledge will not
(a) result in the Trust being subject to tax at the entity level for federal and applicable state tax purposes or (b) result in the arrangement created by the Trust Agreement or any "portion" of the Trust being treated as a taxable mortgage pool as defined in Section 7701(I) of the Code.

                                  ARTICLE VIII

             ADMINISTRATIVE DUTIES OF THE DEPOSITOR AND THE SERVICER

         Section 8.01. Administrative Duties.

         (a) Duties with Respect to the Indenture. Except as otherwise expressly provided in the Basic Documents to be performed by another party, the Depositor shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and perform such other tasks set forth in the Indenture that are the duty of the Issuer and are not expressly provided in the Basic Documents to be performed by another party. In furtherance of the foregoing, the Depositor shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.

         (b) Duties with Respect to the Issuer.

                  (i) Except as otherwise expressly provided in the Basic Documents to be performed by another party, in addition to the duties of the Depositor set forth in this Agreement or any of the Basic Documents, the Depositor shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents. In accordance with the directions of the Issuer or the Owner Trustee, the Depositor shall administer, perform or supervise the performance of such other activities in connection with the Mortgage Loans (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Depositor.

                  (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Depositor shall be responsible for promptly notifying the

         Owner Trustee and the Indenture Trustee and the Insurer in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a Residual Certificateholder (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

                  (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Depositor shall not be responsible for performance of the duties of the Issuer or the Indenture Trustee set forth in Section 6.1(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Residual Certificateholders (as defined in the Trust Agreement).

                  (iv) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Depositor may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

         (c) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Depositor are non-ministerial, the Depositor shall not take any action pursuant to this Article VIII unless within a reasonable time before the taking of such action, the Depositor shall have notified the Owner Trustee and the Insurer of the proposed action and the Owner Trustee and the Insurer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                  (A) the amendment of or any supplement to the Indenture;

                  (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

                  (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

                  (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                  (E) the removal of the Indenture Trustee.

         (d) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Depositor, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or the Residual Certificateholders under the Basic Documents, (2) sell the Trust Property pursuant to Section 5.4 of the Indenture, (3) take any other action that the Issuer directs the Depositor not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

         Section 8.02. Records. The Servicer and the Depositor shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer, the Insurer and the Indenture Trustee at any time during normal business hours.

         Section 8.03. Additional Information to be Furnished to the Issuer. The Servicer and the Depositor shall furnish to the Issuer and the Indenture Trustee from time to time such additional information regarding the Mortgage Loans as the Issuer and the Indenture Trustee shall reasonably request.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.01. Amendment.

         The Master Servicing Agreement, as incorporated by reference herein, may be amended by agreement of all of the Servicer, the Depositor and the Indenture Trustee, with the consent of the Insurer but without the consent of the Noteholders; provided a letter is obtained from the Rating Agencies stating that such amendment would not result in a downgrading or withdrawal of the then current rating of the Notes, without regard to the Policy.

         This Agreement may also be amended from time to time by agreement of all of the Depositor, the Servicer, the Seller and the Indenture Trustee, in each case without notice to or the consent of any of the Noteholders or Residual Certificateholders, but only with the consent of the Insurer (which consent shall not be unreasonably withheld, delayed or denied), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or with any Offering Document, (iii) to add to the duties of the Depositor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating organization in order to maintain or improve any rating of the Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Indenture Trustee, the Depositor nor the Servicer is obligated to obtain, maintain or improve any such rating) or (vi) to comply with any requirement imposed by the Code; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Noteholder, any Residual Certificateholder, or the Insurer; and provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Noteholders and the Residual Certificateholders and no opinion referred to in the preceding proviso shall be required to be delivered if the consent of the Class O Certificateholders and a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Notes without regard to the Policy are obtained.

         This Agreement also may be amended from time to time by agreement of all of the Servicer, the Seller, the Depositor and the Indenture Trustee, with the consent of the Insurer and the Holders of the Notes evidencing more than 50% of the Outstanding Amount of the Notes and the Residual Certificateholders evidencing more than 50% of the percentage interest in each class of Residual Certificates (which consent of such Noteholders and Residual Certificateholders given pursuant to this Section 9.01 or pursuant to any other provision of this Agreement shall be conclusive and binding on such holders and all future holders of such securities and of any security issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the security) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Residual Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Notes or the Residual Certificates or distributions or payments under the Policy which are required to be made on any Note without the consent of the Holder of such Note or the related Certificateholder, as applicable, or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all then outstanding Notes and Residual Certificates or (iii) adversely affect in any material respect the interests of the Insurer.

         Following the execution and delivery of any such amendment hereto or to the Policy, either the Depositor, if the Depositor requested the amendment, or the Servicer, if the Servicer requested the amendment, shall reimburse the Insurer for the reasonable out-of-pocket costs and expenses incurred by each in connection with such amendment.

         Prior to the execution of any such amendment, the party hereto requesting any such amendment shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Noteholders or the Residual Certificateholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Noteholder and Residual Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Insurer.

         It shall not be necessary for the consent of Noteholders or Residual Certificateholders under this Section 9.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders and Residual Certificateholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         In executing any amendment permitted by this Section 9.01, the Indenture Trustee and the Issuer shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted hereby and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 9.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer, but only upon direction of Noteholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Noteholders. The Noteholders requesting such recordation shall bear all costs and expenses of such recordation. The Indenture Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Noteholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 9.03. Limitation on Rights of Noteholders. No Noteholder shall have any right to vote (except as provided in Sections 6.01, 7.01, and 9.01 herein and Section 5.4 of the Indenture) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Indenture Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Notes evidencing more than 50% of the Outstanding Amount of the Notes shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 9.03, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

         Anything to the contrary notwithstanding, by accepting its Note, each Noteholder agrees that unless a Insurer Default exists, the Insurer shall have the right to exercise all rights of the Noteholder under this Agreement without any further consent of the Noteholder.

         Section 9.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 9.05. Notices. All demands, notices, directions, requests and communications hereunder shall be in writing and shall be deemed to have been duly given if sent via facsimile (receipt confirmed), personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Depositor, Sequoia Mortgage Funding Corporation, One Belvedere Place, Suite 330, Mill Valley, California 94941, Attention: Sequoia HELOC Trust 2004-1, (b) in the case of the Seller, RWT Holdings, Inc., One Belvedere Place, Suite 330, telecopy number (415) 381-1773, Attention: Sequoia HELOC Trust 2004-1, (c) in the case of the Indenture Trustee, at the Corporate Trust Office, (d) in the case of the Servicer, Morgan Stanley Dean Witter Credit Corporation, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Thomas F. White, Vice President and Assistant General Counsel and William C. Schaub, Senior Vice President and Treasurer, (e) in the case of the Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Managing Director (telecopy number (212) 363-1459), (f) in the case of the Issuer, Sequoia HELOC Trust 2004-1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1605, Telecopy: (302) 636-4140,
Attention: Corporate Trust Administration; (g) in the case of Moody's, Residential Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, and (h) in the case of Standard & Poor's, 55 Water Street, New York, New York 10041, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Residual Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

         Section 9.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

         Section 9.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.02 and 5.04, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Insurer and Holders of the Notes evidencing Percentage Interests aggregating not less than 66%.

         Section 9.08. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Residual Certificateholders, the Owner Trustee (with respect to Section 9.13 hereof), the Note Owners and the Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 9.09. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 9.10. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 9.11. Insurance Agreement. The Indenture Trustee is authorized and directed to execute and deliver the Insurance Agreement and to perform the obligations of the Indenture Trustee thereunder.

         Section 9.12. Nonpetition Covenant. Until one year plus one day shall have elapsed since the termination of the Trust in accordance with Section 7.01, none of the Depositor, the Seller, the Servicer, nor the Indenture Trustee shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, Indenture Trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

         Section 9.13. Limitation of Liability of Wilmington Trust Company. It is expressly understood and agreed by the parties hereto that (a) this Sale and Servicing Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Sale and Servicing Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Sale and Servicing Agreement or any related documents.

         IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer, the Indenture Trustee and the Issuer have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                          SEQUOIA MORTGAGE FUNDING
                                             CORPORATION,
                                             as Depositor

                                          By:___________________________________
                                             Name:
                                             Title:

                                          RWT HOLDINGS, INC.,
                                             as Seller

                                          By:___________________________________
                                             Name:
                                             Title:

                                          MORGAN STANLEY DEAN WITTER CREDIT
                                             CORPORATION,
                                             as Servicer

                                          By:___________________________________
                                             Name:
                                             Title:

                                          WELLS FARGO BANK, N.A., not in its
                                             individual capacity but solely as
                                             Indenture Trustee

                                          By:___________________________________
                                             Name:
                                             Title:

                                          SEQUOIA HELOC TRUST 2004-1, as Issuer
                                             By: Wilmington Trust Company, not
                                             in its individual capacity but
                                             solely as Owner Trustee

                                          By:___________________________________
                                             Name:
                                             Title:

                         [Sale and Servicing Agreement]

                                                                       EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                        [On file with Indenture Trustee]

                                      B-2-1